UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2020, the compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Pareteum Corporation (the “Company”) adopted resolutions with respect to the matters set forth below.

Efforts and Retention Awards

The Compensation Committee, in recognition of the continued commitment to the Company’s success of certain of the Company’s officers, including its named executive officers, and in light of the fact that such officers are not eligible to receive cash or equity awards under existing plan provisions and award agreements due to the pending financial restatement for the full year ended December 31, 2018 and interim periods ended March 31, 2019 and June 30, 2019 (the “Restatement”), approved the grant of the following discretionary cash bonus awards and stock options (together, the “Efforts and Retention Awards”):

Name and Title	Cash Award	Option Award
Bert Weijermars, Interim Chief Executive Officer	$150,000	350,000
Laura Thomas, Interim Chief Financial Officer	$150,000	350,000

Each Efforts and Retention Award has been granted pursuant to the terms of an Efforts and Retention Award Letter, a form of which was approved by the Compensation Committee. The stock options granted as part of the Efforts and Retention Awards vest one-third (1/3) on January 31, 2021, with the remaining two-thirds (2/3) vesting in equal one-twenty-fourth (1/24) monthly installments over the twenty-four (24) months thereafter. The stock options granted as part of the Efforts and Retention Awards and are exercisable at a price of $0.57 per share. In the event of the consummation of a Change of Control (as defined in the Pareteum Corp. 2018 Long-Term Incentive Compensation Plan (the “Plan”)), all of the options will vest and become immediately exercisable. The foregoing description of the form of Efforts and Retention Award Letter is not complete and is qualified in its entirety by the Efforts and Retention Award Letter that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Contractual Equity Grants

On June 5, 2020, the Compensation Committee approved an option award (collectively, the “Options”, and each, an “Option”) to certain employees, including to the Company’s interim chief financial officer, pursuant to the Plan and her contract of employment. Each Option has been granted pursuant to the terms of an Option Award Agreement, a form of which was approved by the Compensation Committee. One-third (1/3) of the Options will vest on July 1, 2021, with the remaining two-thirds (2/3) vesting in equal one-twenty-fourth (1/24) monthly installments over the twenty-four (24) months immediately following July 1, 2021, provided that the recipient of the Options remains an employee of the Company (or a subsidiary thereof) on each vesting date. The Options issuable to Ms. Thomas are exercisable at a price of $0.38 per share. No fractional shares will be issued upon exercise of the Options.  Fractional interests shall be rounded up or down to nearest whole number. The foregoing description of the Options is not complete and is qualified in its entirety by the form of Option Award Agreement that is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Name and Title	Option(s)
Laura Thomas, Interim Chief Financial Officer	250,000

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Efforts and Retention Award Letter
10.2	Form of Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: June 12, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer